UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41160	87-2147982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor, Boston, MA	02108
(Address of principal executive offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure required by this Item 3.03 is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 4, 2024, Allarity Therapeutics, Inc., a Delaware corporation (the “Company”) filed a Fifth Certificate of Amendment to Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effect a 1-for-20 reverse stock split of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), effective as of 9:30 a.m. (Eastern Time) on April 9, 2024 (the “Reverse Stock Split”).

At a special meeting of the Company’s stockholders held on April 1, 2024 (the “Special Meeting”), the Company’s stockholders approved a proposal to amend its Certificate of Incorporation, as amended to date (the “Charter”), at the discretion of the Company’s Board of Directors (the “Board”) to effect a reverse stock split of the Company’s issued and outstanding common stock, at a ratio between 1-for-5 and 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement. Upon receipt of the stockholder approval, the Board was granted the discretion to effect a reverse stock split of the Common Stock through the filing of the Certificate of Amendment, at a ratio of not less than 1-for-5 and not more than 1-for-20, with such ratio to be determined by the Board. Following such stockholder approval at the conclusion of the Special Meeting, the Board determined a ratio of 1-for-20 for the Reverse Stock Split.

As a result of the Reverse Stock Split, every 20 shares of issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be rounded up to the next whole number. The number of authorized shares of Common Stock under the Charter will remain unchanged at 750,000,000 shares.

Proportionate adjustments will be made to the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding stock options granted by the Company, and the number of shares of Common Stock reserved for future issuance under the Company’s 2021 Equity Incentive Plan.

The Common Stock will begin trading on a reverse stock split-adjusted basis on the Nasdaq Capital Market on April 9, 2024. The trading symbol for the Common Stock will remain “ALLR.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 016744401.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, three (3) proposals were submitted to the Company’s stockholders of record for a vote. The proposals are described in detail in the Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2024 (the “Proxy Statement”). As of the close of business on February 21, 2024, holders of the Company’s Common Stock and Series A Preferred Stock were entitled to vote together as a single class on the proposals described below.

The proposals were approved by the requisite vote of the Company’s stockholders. Sufficient votes were received to approve the Adjournment Proposal (as defined below), but such an adjournment was not necessary in light of the approval of the Reverse Stock Split Proposal (as defined below).

The final voting results for each proposal are described below. For more information on each of these proposals, please refer to the Proxy Statement.

Proposal 1: To approve an amendment to the Allarity Therapeutics, Inc. 2021 Equity Incentive Plan, a copy of such amended and restated plan is included as Appendix A to the Proxy Statement (the “2021 Plan”), to increase the aggregate number of shares of Common Stock authorized for issuance by 1,000,000 shares (the “Amendment to the 2021 Plan Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,898,165	294,784	1,917	1,537,390

Proposal 2: To approve an amendment to the Allarity Therapeutics, Inc. Certificate of Incorporation, as amended (the “Charter Amendment”), in substantially the form attached to the Proxy Statement as Appendix B, to, at the discretion of the Board of Directors of the Company (the “Board”), effect a reverse stock split with respect to the Company’s issued and outstanding Common Stock, par value $0.0001 per share, at a ratio between 1-for-5 and 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board (the “Reverse Stock Split Proposal”) and included in a public announcement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,619,400	1,095,954	16,902	-

Proposal 3: To approve the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,598,095	1,130,018	4,143	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Fifth Certificate of Amendment to Certificate of Incorporation of Allarity Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

By:	/s/ Thomas H. Jensen
Thomas H. Jensen
Chief Executive Officer

Dated: April 4, 2024

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